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                                 EXHIBIT 23.1
                                 ------------



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


          We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Entrega Technologies, Inc. Stock Option Plan, as amended, of our report dated October 19, 1998, with respect to the consolidated financial statements and schedule of Xircom , Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP

Woodland Hills, California
October 12, 1999